EXHIBIT B
                     (TO MASTER FRANCHISE OFFERING CIRCULAR)













                           MASTER FRANCHISE AGREEMENT

                            THE QUIZNO'S CORPORATION
                           MASTER FRANCHISE AGREEMENT
                            FOR ____________________





                                MASTER FRANCHISEE


                                DATE OF AGREEMENT

                          TABLE OF CONTENTS

SECTION                                                        PAGE

1     PREAMBLES...................................................1

2     CERTAIN DEFINITIONS.........................................1

3     DEVELOPMENT RIGHTS AND OBLIGATIONS..........................5
      3.1  GRANT OF DEVELOPMENT RIGHTS............................5
      3.2  TERRITORIAL RIGHTS OF MASTER FRANCHISEE................5
      3.3  DEVELOPMENT OBLIGATIONS................................5
      3.4  EXTENSION OF DEVELOPMENT TERM..........................6
      3.5  FRANCHISE AND AREA DIRECTOR AGREEMENTS.................6
      3.6  RIGHTS RETAINED BY FRANCHISOR..........................7

4     GUIDANCE AND ASSISTANCE.....................................7
      4.1  INITIAL TRAINING.......................................7
      4.2  CONTINUING TRAINING....................................7
      4.3  CONTINUING GUIDANCE AND SUPPORT BY FRANCHISOR..........7
      4.4  OPERATING MANUAL.......................................8
      4.5  ASSISTANCE IN OPENING PILOT RESTAURANT.................9
      4.6  PRODUCT AND OPERATIONS DEVELOPMENT.....................9

5     OPERATIONS OBLIGATIONS OF MASTER FRANCHISEE.................9
      5.1  FORM AGREEMENTS........................................9
      5.2  APPOINTMENT OF AREA DIRECTORS.........................10
      5.3  TRAINING AND SUPPORT..................................10
      5.4  SYSTEM STANDARDS......................................10
      5.5  COMPLIANCE WITH THE SYSTEM............................11
      5.6  MASTER FRANCHISE PREMISES.............................11

6     OTHER OBLIGATIONS OF MASTER FRANCHISEE.....................11
      6.1  CHIEF EXECUTIVE OFFICER...............................11
      6.2  OTHER MANAGEMENT PERSONNEL OF
           MASTER FRANCHISEE.....................................12
      6.3  INSURANCE.............................................12
      6.4  RECORDS AND REPORTS...................................13
      6.5  GOVERNMENTAL APPROVALS................................14
      6.6  COMPLIANCE WITH LEGALREQUIREMENTS/GOOD RESTAURANT PRACTICES
           15
      6.7  SUPPLY ARRANGEMENTS...................................15

7     INITIAL AND CONTINUING FEES................................16
      7.1  INITIAL FEES..........................................16
      7.2  INITIAL FRANCHISE AND AREA DIRECTOR FEES..............16
      7.3  CONTINUING FEES.......................................16
      7.4  INTEREST ON LATE PAYMENTS.............................16
      7.5  WITHHOLDING TAXES.....................................17
      7.6  CURRENCY OF PAYMENT...................................17
      7.7  EXCHANGE CONTROLS.....................................18
      7.8  STAMP DUTIES..........................................18

8     MARKETING..................................................18

9     CONFIDENTIAL INFORMATION...................................19

10    EXCLUSIVE RELATIONSHIP.....................................20

11    INDEPENDENT CONTRACTORS/INDEMNIFICATION....................20
      11.1 INDEPENDENT CONTRACTORS...............................20
      11.2 NO LIABILITY FOR ACTS OF OTHER PARTY..................21
      11.3 TAXES.................................................21
      11.4 INDEMNIFICATION.......................................21

12    MARKS......................................................22
      12.1 GOODWILL AND OWNERSHIP OF THE MARKS...................22
      12.2 LIMITATIONS ON MASTER FRANCHISEE'S
           USE OF THE MARKS......................................22
      12.3 NOTIFICATION OF INFRINGEMENT AND CLAIMS...............22
      12.4 DISCONTINUANCE OF USE OF MARKS........................23
      12.5 REGISTERED USER AGREEMENTS............................23
      12.6 MASTER FRANCHISEE'S TRADE NAME........................23

13    TRANSFER...................................................24
      13.1 BY FRANCHISOR.........................................24
      13.2 BY MASTER FRANCHISEE..................................24
      13.3 FRANCHISOR'S RIGHT OF FIRST REFUSAL...................24
      13.4 DEATH OF MASTER FRANCHISEE............................25

14    TERMINATION OF AGREEMENT...................................25
      14.1 BY MASTER FRANCHISEE..................................25
      14.2 BY FRANCHISOR.........................................26

15    RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION......26
      15.1 MARKS.................................................26
      15.2 COVENANT NOT TO COMPETE...............................27
      15.3 AREA DIRECTOR AND FRANCHISE AGREEMENTS................27
      15.4 CONTINUING OBLIGATIONS................................28

16    ENFORCEMENT................................................28
      16.1 INFORMAL DISPUTE RESOLUTION...........................28
      16.2 FORMAL DISPUTE RESOLUTION.............................28
      16.3 SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS.....29
      16.4 WAIVER OF OBLIGATIONS.................................30
      16.5 RIGHTS OF PARTIES ARE CUMULATIVE......................30
      16.6 WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL.............31
      16.7 LIMITATION OF CLAIMS..................................31
      16.8 COSTS AND LEGAL FEES..................................31
      16.9 GOVERNING LAW/CONSENT TO JURISDICTION.................32
      16.10NO RIGHT TO SET-OFF...................................32

17    REPRESENTATIONS OF MASTER FRANCHISEE.......................32

18    MISCELLANEOUS PROVISIONS...................................33
      18.1 BINDING EFFECT........................................33
      18.2 CONSTRUCTION..........................................33
      18.3 GOVERNING LANGUAGE....................................33
      18.4 NOTICES, REPORTS AND PAYMENTS.........................33

JOINDER..........................................................36

EXHIBITS AND ATTACHMENTS

      EXHIBIT A -    DEVELOPMENT AREA
      EXHIBIT B -    DEVELOPMENT QUOTA
      EXHIBIT C -    MARKS
      EXHIBIT D -    OWNERSHIP INTERESTS



      GUARANTY AND ASSUMPTION OF OBLIGATIONS

                            THE QUIZNO'S CORPORATION
                           MASTER FRANCHISE AGREEMENT
                            FOR _____________________


     THIS AGREEMENT is made and entered into this ____ day of _________, 2000, by and between THE QUIZNO'S CORPORATION, a corporation organized under the laws of the State of Colorado, U.S.A. ("Franchisor"), and __________________________
_______________________________________________________________________________
("Master Franchisee").

1.     PREAMBLES.

     Franchisor has developed methods for establishing, operating and promoting restaurants offering submarine sandwiches, salads, other food products and beverages and related restaurant and carry out services ("QUIZNO'S Restaurants") which include the use and license of proprietary rights in certain valuable trade names, service marks and trademarks owned by Franchisor (the "Marks"), including the service mark "QUIZNO'S," and Franchisor's distinctive techniques, expertise and knowledge in the establishment, operation and promotion of restaurants and related licensed methods of doing business.

     Franchisor grants master franchises to qualified parties to develop and operate and to franchise others to develop and operate QUIZNO'S Restaurants in defined market areas under the Marks and pursuant to the System (defined below).

     Franchisee recognizes and acknowledges the benefits to be derived from being identified and associated with Franchisor and being able to utilize the System and therefore desires to acquire a master franchise for QUIZNO'S Restaurants in the Development Area (defined below). Franchisor is willing to grant Master Franchisee such master franchise under the terms and conditions which are contained in this Agreement.

2.     CERTAIN DEFINITIONS.

     For purposes of this Agreement, the terms listed below have the meanings indicated. Other terms used in this Agreement are defined and construed in the context in which they occur.

     "Affiliate" - any Person (defined below) or entity that directly or indirectly owns or controls, that is directly or indirectly owned or controlled by, or that is under common ownership or control with another Person. For purposes of this definition, the term "control" shall mean the possession, directly or indirectly, of a Controlling Interest (defined below).

     "Agreement Date" - the date on which this Agreement is executed by the last party to sign.

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     "Agreement Term" - the period commencing upon the Agreement Date and ending upon the expiration or termination of the last Franchise Agreement in the Development Area to expire or terminate, or termination of this Agreement in accordance with the provisions hereof.

     "Area Director" - a representative of Master Franchisee authorized by Master Franchisee pursuant to an Area Director Agreement to sell franchises for QUIZNO'S Restaurants in a defined geographic area within the Development Area and to provide site selection and support services to QUIZNO'S Restaurants within such geographic area.

     "Area Director Agreement" - the form of area director marketing agreement (including all exhibits, ancillary documents and guarantees attached thereto) approved by Franchisor, as periodically modified in accordance with this Agreement.

     "Area Directorship" - the right to sell franchises for QUIZNO'S Restaurants and the obligation to provide site selection and support services to Franchisees pursuant to an Area Director Agreement.

     "Competitive Business" - any business operating, or forming joint ventures to operate, or granting franchises or licenses to others to operate, a restaurant or other food service business deriving more than 10% of its gross receipts, excluding gross receipts relating to the sale of alcoholic beverages, from the sale of submarine, hoagie, hero-type or deli-style sandwiches (other than another QUIZNO'S Restaurant operated by Franchisee).

     "Confidential Information" - as defined in Section 9.

     "Controlling Interest" - A Person shall be deemed to have a controlling interest if that Person has the right to vote twenty five percent (25%) or more of the voting securities or other interest of a partnership, corporation or other form of limited liability company, or is entitled to receive twenty five percent (25%) or more of the net profits of any such entity, or is otherwise able to direct or cause the direction of the management or policies of any such entity. A trustee of a trust shall be deemed to hold one hundred percent (100%) of the voting interests of the trust and each beneficiary of a trust shall be deemed to hold his proportionate share of the voting interest of the trust or, if such interest is indeterminate, one hundred percent (100%) of the voting interests of the trust.

     "Development Area" - the geographic area or areas described on Exhibit A to this Agreement.

     "Development Period" - each period of time defined as a Development Period on Exhibit B to this Agreement.

     "Development Quota" - the minimum number of QUIZNO'S Restaurants that must be open and in operation at the end of each Development Period in each of the geographic areas which comprise the Development Area, as set forth on Exhibit B to this Agreement.

     "Development Rights" - the right to grant Franchises (defined below) and Area Directorships for the development and operation of QUIZNO'S Restaurants to be located in the Development Area.

     "Development Term" - the period during which Master Franchisee is authorized to grant Franchises and Area Directorships, which will commence on the Agreement Date and will expire, unless extended or terminated in accordance with the terms of this Agreement, on the tenth (10th) anniversary of the Agreement Date.

     "Dollars" and "$" - the legal currency of the United States.

     "Form Agreements" - as defined in Section 5.1.

     "Franchise" - the right to develop and operate a QUIZNO'S Restaurant at a specified location within the Development Area and to use the Marks and the System in the operation thereof pursuant to a Franchise Agreement (defined below).

     "Franchise Agreement" - the form of franchise agreement (including all exhibits, ancillary documents and guarantees attached thereto) approved by Franchisor, as periodically modified in accordance with Section 5.1.

     "Franchisee" - one or more person(s) that is (are ) a party to a Franchise Agreement with Master Franchisee for the development and operation of a Restaurant within the Development Area, whether or not such person(s) is (are) an Affiliate of Master Franchisee.

     "Gross Sales" - sales of any kind for all services or products from or through a Restaurant, including any such sale of services or products made for cash or upon credit, or partly for cash and partly for credit, regardless of collection of charges for which credit is given, regardless of whether such sale is conducted in compliance with or in violation of the terms of the Franchise Agreement and regardless of whether such sale is at the Restaurant or off-site, but exclusive of discounts, sales, value-added or service taxes or other similar taxes and credits actually collected from customers and paid to the appropriate taxing authority. Gross Sales shall also include the fair market value of any services or products received by Franchisee in barter or exchange for its services and products.

     "Legal Requirements" - applicable laws, ordinances, regulations, rules, administrative orders, decrees and policies of any government, governmental agency or department, including without limitation the governments of the Development Area and the United States.


     "Marks" - the trademarks, service marks, logos and other commercial symbols set forth on Exhibit D to this Agreement which Franchisor from time to time authorizes Master Franchisee to use and sublicense to Franchisees to identify Restaurants and the Products offered by such Restaurant. Such trademarks, service marks, logos and other commercial symbols are subject to modification and discontinuance and may include additional or substitute trademarks, service marks, logos and commercial symbols as provided in this Agreement.

     "Owners" - all persons or entities holding Ownership Interests (defined below) in Master Franchisee and all persons or entities who have other direct or indirect property rights in Master Franchisee or this Agreement (the persons or entities who are Owners as of the date of this Agreement are listed on Exhibit E to this Agreement).

     "Ownership Interest" - a direct or indirect, disclosed or undisclosed, legal or beneficial ownership or property right or voting right, including, without limitation: (a) in relation to a company, the ownership of shares or other equity interests in the company; (b) in relation to a partnership, the ownership of a general or limited partnership interest; (c) in relation to a trust, the ownership of the beneficial interest of such trust; or (d) the right to cast some or all of the votes associated with such shares or interests.

     "Person" - an individual, corporation, general or limited partnership, limited liability company, trust, association or other legal entity.

     "Pilot Restaurant" - as defined in 3.1.

     "Products" - all products and services which Franchisor authorizes for sale by Restaurants.

     "Restaurant" - a QUIZNO'S Restaurant located within the Development Area.

     "Restricted Persons" - (1) Owners who have a Controlling Interest in Master Franchisee; (2) Affiliates of Master Franchisee; (3) the parents, spouses, natural and adopted children of Master Franchisee and of Owners of a Controlling Interest in Master Franchisee, and (4) the officers, directors and management personnel of Master Franchisee and its Affiliates.

     "Submarine Sandwich Restaurant" - a business, including a QUIZNO'S Restaurant, that offers for sale submarine, hoagie or hero-type or deli-style sandwiches.

     "System" - the recipes, methods, techniques, formats, systems, methods, procedures, standards, and specifications which Franchisor specifies for use in the operation of QUIZNO'S Restaurants, all of which Franchisor may improve, further develop or otherwise modify from time to time.

     "United States" and "U.S." - The United States of America.

3.     DEVELOPMENT RIGHTS AND OBLIGATIONS.

       3.1     GRANT OF DEVELOPMENT RIGHTS.

     Subject to the terms and conditions of this Agreement, Franchisor hereby grants to Master Franchisee the Development Rights during the Development Term and the right to function as the franchisor under Franchise Agreements with Franchisees and Area Director Agreements with Area Directors. Master Franchisee may not itself own or operate QUIZNO'S Restaurants or Area Directorships during the Agreement Term; however, Master Franchisee may grant Franchises or Area Directorships to its Affiliates. Franchisees and Area Directors, including Affiliates of Master Franchisee, shall execute a Franchise Agreement for each such QUIZNO'S Restaurant and an Area Director Agreement for each Area Directorship, as applicable. The rights granted to Master Franchisee by this Agreement are limited to the Development Area and Master Franchisee agrees that it is not hereby granted any rights to franchise, and that it will not operate or grant Franchises for QUIZNO'S Restaurants or Area Directorships for locations outside of the Development Area, nor solicit prospective Franchisees or Area Directors from outside the Development Area.

     Before granting any Franchise to a Person that is not an Affiliate of Master Franchisee, Master Franchisee shall, in compliance with the Development Quota, cause an Affiliate to sign a Franchise Agreement and open a QUIZNO'S Restaurant within the Development Area that successfully passes Franchisor's operational review, to be used as a prototype Restaurant and training facility (the "Pilot Restaurant"). An Affiliate of Master Franchisee shall operate the Pilot Restaurant or a replacement therefor at all times during the Development Term and any extension thereof.

     3.2     TERRITORIAL RIGHTS OF MASTER FRANCHISEE.

     Except as hereinafter provided, and provided that Master Franchisee is in full compliance with this Agreement, Franchisor and its Affiliates will not operate or grant Franchises, Area Directorships, or other development rights for QUIZNO'S Restaurants within the Development Area during the Development Term. After the termination of this Agreement or the termination or expiration of the Development Term (unless the Development Term is extended as provided in this Agreement), Franchisor and its Affiliates shall have the right to operate and grant Franchises and Development Rights for QUIZNO'S Restaurants within the Development Area, subject only to the territorial rights (if any) granted to Franchisees and Area Directors.

     3.3     DEVELOPMENT OBLIGATIONS.

     Master Franchisee agrees to comply with the Development Quota with respect to each Development Period. The determination as to whether Master Franchisee has met its development obligations hereunder shall be made based on the number of Restaurants open and operating at the end of a Development Period. For purposes of the development obligations hereunder, a Restaurant that has been open and in operation and is subsequently permanently closed, rendered inoperable by fire or other casualty or required to be closed due to condemnation or other governmental action, during the last six (6) months of a Development Period, shall be counted as open and operating at the end of such Development Period (but not thereafter); any other Restaurant must be open and operating in compliance with the applicable Franchise Agreement in order to be counted toward the satisfaction of the Development Quota. Master Franchisee agrees that during the Agreement Term, it will at all times faithfully, honestly and diligently perform its obligations hereunder and will continuously exert its best efforts to promote and enhance the development and operation of QUIZNO'S Restaurants within the Development Area.

     3.4     EXTENSION OF DEVELOPMENT TERM.

     Upon expiration of the Development Term, if Master Franchisee has substantially complied with all of the terms of this Agreement during the Development Term, including without limitation the Development Quota, subject to the terms of Section 3.4, Master Franchisee shall have the right to extend the Development Term for ten (10) additional years. Master Franchisee shall give Franchisor written notice of its request for an extension of the Development Term not more than twelve (12) months nor less than six (6) months prior to the expiration of the Development Term. Within sixty (60) days following Franchisor's receipt of such notice from Master Franchisee, Franchisor and Master Franchisee shall negotiate in good faith concerning a new development quota for the extended Development Term. In connection with the extension of the Development Term, Master Franchisee and all Owners shall execute general releases, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its Affiliates and their respective shareholders, directors, officers, employees, agents, successors and assigns. If Franchisor and Master Franchisee do not execute a binding agreement extending the term of the Development Term prior to the expiration thereof, Master Franchisee's Development Rights pursuant to this Agreement shall be deemed to have expired and Franchisor shall have the right to operate and grant franchises and development rights for QUIZNO'S Restaurants in the Development Area, subject only to territorial rights previously granted to Franchisees and Area Directors.

     Upon expiration of the extended Development Term as set forth above, if Master Franchisee has substantially complied with all of the terms of this Agreement during such extended Development Term, including without limitation the Development Quota for the extended Development Term, Master Franchisee shall have the right to extend the Development Term for a second period of ten (10) additional years, subject to the terms and conditions set forth herein with respect to the first extension of the Development Term.

     3.5     FRANCHISE AND AREA DIRECTOR AGREEMENTS.

     Master Franchisee will enter into a Franchise Agreement or Area Director Agreement directly with each Franchisee and Area Director. Master Franchisee will enforce each Franchise Agreement and Area Director Agreement, and will ensure compliance with all Legal Requirements, including without limitation regulations affecting the sale of Franchises and Area Directorships in the Development Area. Franchisor shall be named as a third party beneficiary of each Franchise Agreement and Area Director Agreement and will have the right, but not the obligation, to assume the Master Franchisee's obligations thereunder in accordance with Section 15.3.

     Master Franchisee will have the sole obligation for approving each Franchisee. Franchisor will have the right to approve any prospective Area Director prior to execution of the Area Director Agreement in accordance with
Section 5.2. Master Franchisee shall have the right to establish development goals with respect to any Area Directorship sold in the Development Area, provided that non-performance of any Area Director with respect to such goals will not affect Master Franchisee's obligation to meet Master Franchisee's Development Quota. Master Franchisee shall be responsible for any payments to Area Directors in the Development Area (including commissions on royalties or other payments due under the Area Director Agreement).

     3.6     RIGHTS RETAINED BY FRANCHISOR.

     Except as expressly limited by Sections 3.2 and 3.3., Franchisor (on behalf of itself, its Affiliates and its designees) retains all rights to develop, manufacture, market, distribute or sell the Products or any other product or service within or outside the Development Area and to engage in any business or activity within or outside the Development Area.

4.     GUIDANCE AND ASSISTANCE.

     4.1     INITIAL TRAINING.

     Franchisor will furnish at its principal office in the United States a training program to the initially appointed senior managers of Master Franchisee at no charge to Master Franchisee. Master Franchisee shall pay charges established by Franchisor for training programs furnished to any individual who replaces a previously trained manager. Master Franchisee agrees to be responsible for all travel and living expenses and compensation for its managers who attend such training programs. Master Franchisee shall attend and successfully complete the initial training prior to opening the Pilot Restaurant or granting Franchises or Area Directorships.

     4.2     CONTINUING TRAINING.

     Franchisor will periodically conduct additional training programs relating to various aspects of the development and operation of QUIZNO'S Restaurants. Franchisor will have the right to designate one (1) or more senior managers of Master Franchisee who will be required to attend such conferences or training programs, which will be provided at no charge to Master Franchisee except that Master Franchisee agrees to be responsible for all travel and living expenses and compensation of its managers who attend such conferences and training programs.

     4.3     CONTINUING GUIDANCE AND SUPPORT BY FRANCHISOR.

     Franchisor shall provide ongoing advice and guidance to Master Franchisee concerning the development, operation and franchising of QUIZNO'S Restaurants. In connection with such assistance, Franchisor shall furnish written and other materials and various of its personnel to communicate the System to Master Franchisee. Franchisor personnel shall be available for periodic consultation in English with personnel of Master Franchisee by telephone, facsimile transmission and correspondence. Franchisor will furnish to Master Franchisee copies (in English) of advertising and marketing materials developed by Franchisor for QUIZNO'S Restaurants and information relating to products, equipment and computer systems and software developed and implemented in QUIZNO'S Restaurants in the United States.

     4.4     OPERATING MANUAL.

     Franchisor shall loan to Master Franchisee a copy of its operating manual for the development and operation of QUIZNO'S Restaurants used in the United States. Master Franchisee shall submit for review and approval by Franchisor in English any modifications to the System and System Standards (defined below) that Master Franchisee believes to be necessary to comply with the Legal Requirements of the Development Area or for the commercial success of QUIZNO'S Restaurants operated in the Development Area. Franchisor agrees to consider such proposed modifications in good faith and to notify Master Franchisee in writing of Franchisor's acceptance or rejection of such modifications, specifying the reasons for any rejections. Modifications to the System and System Standards shall be reflected in the operating manual for the Development Area (the "Operating Manual"). If necessary, Master Franchisee shall cause (at its expense) the Operating Manual to be translated into the language of the Development Area. The Operating Manual and the copyright therein and in any translations thereof shall be the property of Franchisor and Master Franchisee agrees to execute any and all instruments and documents, render such assistance and take such action as may, in the opinion of Franchisor's counsel, be necessary or advisable to establish, protect and maintain the interests of Franchisor in the Operating Manual and the copyright therein. Except for providing one (1) copy of the Operating Manual to each Franchisee and each Area Director, Master Franchisee agrees that it will not copy or disclose any part of the Operating Manual to any person other than its employees who have a need to know the contents of the Operating Manual.

     Master Franchisee, within thirty (30) days of receiving any updated information regarding the Operating Manual, shall in turn update its copy of the Operating Manual as instructed by Franchisor and shall conform its operations with the updated provisions within a reasonable time thereafter. Master Franchisee shall also be responsible for ensuring that each of the Franchisees and Area Directors in the Development Area shall, in turn, update their copy of the Operating Manual as instructed by Franchisor, and shall conform their operations with the updated provisions within a reasonable period of time thereafter. Master Franchisee acknowledges that a master copy of the Operating Manual maintained by Franchisor at its principal office shall be controlling in the event of a dispute relative to the content of any Operating Manual.

     4.5     ASSISTANCE IN OPENING PILOT RESTAURANT.

     Franchisor will provide on-site advice, guidance and support for a period of thirty (30 ) days in connection with the opening and initial operations of the Pilot Restaurant.

     4.6     PRODUCT AND OPERATIONS DEVELOPMENT.

     Master Franchisee will authorize Franchisees to sell new Products and advise Franchisees of modifications or additions to operating procedures for the development and operation of QUIZNO'S Restaurants that Franchisor develops and designates for use by QUIZNO'S Restaurant franchisees. If Franchisor determines it is necessary, Franchisor will provide training to Master Franchisee concerning such new Products and operating procedures at times and places designated by Franchisor. Master Franchisee agrees to disclose to Franchisor all ideas, concepts, methods, techniques, products and services relating to the development and operation of QUIZNO'S Restaurants conceived or developed by Master Franchisee and its Affiliates, Area Directors and Franchisees. Master Franchisee acknowledges and agrees that any such ideas, concepts, methods, techniques, products and services shall be considered works made for hire and shall belong exclusively to Franchisor. If any such materials are determined not to be "works made for hire," such materials are hereby assigned and transferred completely and exclusively to and shall be owned by Franchisor and shall, at Franchisor's discretion, be incorporated into the System for use by Master Franchisee and the Franchisees. Neither Franchisor nor its Affiliates shall have any obligation to make any payment to Master Franchisee or any other person with respect to any such idea, concept, method, technique, product or service.

5.     OPERATIONS OBLIGATIONS OF MASTER FRANCHISEE.

     5.1     FORM AGREEMENTS.

     Franchisor shall furnish to Master Franchisee a form of franchise agreement and a form of area director agreement to be used in the Development Area. Master Franchisee shall submit for Franchisor's review and approval any modifications to such agreements that Master Franchisee believes to be necessary to comply with Legal Requirements or for the commercial success of QUIZNO'S Restaurants in the Development Area. Franchisor agrees to consider such proposed modifications and reject only those which it concludes will be harmful to or inconsistent with, the System or the operation of QUIZNO'S Restaurants, and notify Master Franchisee of Franchisor's acceptance or rejection of such modifications. The modified franchise agreement and area director agreement, developed as hereinabove provided, are referred to respectively herein as the "Franchise Agreement" and the "Area Director Agreement" and together as the "Form Agreements." Master Franchisee acknowledges and agrees Franchisor periodically may require Master Franchisee to modify the Franchise Agreement or the Area Director Agreement. Master Franchisee agrees that it will not make any other material changes to the Form Agreements without the prior written consent of Franchisor. Master Franchisee agrees to (at its expense) translate the Form Agreements into the language of the Development Area. Master Franchisee agrees to submit a copy of such translations to Franchisor for its approval prior to delivering them to prospective Franchisees or Area Directors.

     5.2     APPOINTMENT OF AREA DIRECTORS.

     Master Franchisee shall obtain Franchisor's prior written approval before appointing each Area Director. Master Franchisee shall submit to Franchisor in writing such information as Franchisor may reasonably request from time to time concerning each proposed Area Director.

     5.3     TRAINING AND SUPPORT.

     Master Franchisee agrees to develop a training program and to provide training to Franchisees and Area Directors and their employees in accordance with specifications prescribed by Franchisor. Master Franchisee agrees to diligently and continuously provide support and assistance to Franchisees and Area Directors and to diligently and competently perform all of its obligations under Franchise Agreements and Area Director Agreements. All services and assistance provided to Franchisees and Area Director Agreements in connection with the operation of QUIZNO'S Restaurants and Area Directorships shall be provided by Master Franchisee and such obligation of Master Franchisee shall not be transferred, delegated or subcontracted to any other person (other than Franchisor pursuant to this Agreement).

     5.4     SYSTEM STANDARDS.

     Master Franchisee acknowledges and agrees that the development and operation of Restaurants in accordance with the mandatory recipes, specifications, standards, operating procedures and rules Franchisor prescribes for the development and operation of QUIZNO'S Restaurants (the "System Standards") is the essence of this Agreement and essential to preserve the goodwill of the Marks and all QUIZNO'S Restaurants. Therefore, Master Franchisee agrees that, at all times during the Agreement Term, Master Franchisee will: (i) comply with all System Standards; (ii) will cause Area Directors to comply with all System Standards; and (iii) will cause Franchisees to develop, maintain and operate Restaurants in compliance with all System Standards. All terms and conditions of this Agreement related to System Standards shall relate to System Standards as they may be periodically modified and supplemented by Franchisor in its discretion during the Agreement Term. Among the aspects of the development and operation of Restaurants that may be regulated by System Standards, and with which Master Franchisee and Franchisees are obligated to comply, are: maintenance of equipment and vehicles (if any); replacement of obsolete or worn-out equipment, and signs; interior and exterior signs, emblems, decals, lettering and logos; selection of Franchisees and Area Directors; types, models, brands and designated and approved suppliers of required and authorized equipment, signs, products, materials and supplies; sales and marketing activities, advertising and promotional activities, customer communication and retention programs, and materials and media required or authorized for use in such activities and programs; use and display of the Marks, and use and display of other trademarks and commercial symbols, including trademarks of approved suppliers; staffing levels and functions of employees; qualifications, uniforms and appearance of employees; initial and ongoing training and testing of employees; minimum hours of operation; goods and services required or authorized to be offered; arrangements with third parties to furnish products or services to customers; participation in market research and testing, and product and service development programs; management; use of approved advertising and marketing materials; bookkeeping, accounting, inventory control, data processing and record keeping systems and forms; formats, content, method and frequency of reports of sales, revenues, financial performance and condition, and other operating and financial information; types, amounts, terms and conditions of required insurance coverage; compliance with applicable laws; obtaining required licenses and permits; adherence to good business practices; observing high standards of honesty, integrity, fair dealing and ethical business conduct; and such other elements and aspects of the development, appearance and operation of, and conduct of business by, Restaurants as is determined from time to time to be useful or required to preserve or enhance the operation of Restaurants and the image and goodwill of the Marks. Master Franchisee hereby agrees that System Standards prescribed from time to time in the Operating Manuals, or otherwise communicated to Master Franchisee, Area Directors and Franchisees in writing, constitute provisions of this Agreement and the Form Agreements. All references to this Agreement and the Form Agreements shall include all System Standards as periodically modified.

     5.5     COMPLIANCE WITH THE SYSTEM.

     Master Franchisee agrees to diligently and continuously monitor compliance with the System, to strictly enforce compliance with the System Standards by all Area Directors and Franchisees and to furnish assistance to Franchisees to correct deficiencies in operation. Master Franchisee also agrees that if it is unable to obtain a Franchisee's or an Area Director's compliance with the System and System Standards, it will terminate the Franchise Agreement or Area Director Agreement, as applicable. Master Franchisee agrees to consult with Franchisor prior to terminating a Franchise Agreement or an Area Director Agreement. Master Franchisee further agrees to enforce all post-termination obligations of Franchisees and Area Directors under their Franchise Agreement and Area Director Agreements.

     5.6 MASTER FRANCHISE PREMISES. Master Franchisee shall obtain and at all times during the Agreement Term maintain office facilities in the Development Area for operation of Master Franchisee ("Master Office"). The Master Office shall have a dedicated telephone line, which shall be answered in the name of QUIZNO'S and shall otherwise be equipped and furnished and have signage in a manner consistent with the image and minimum standards of Franchisor.

6.0     OTHER OBLIGATIONS OF MASTER FRANCHISEE.

     6.1     CHIEF EXECUTIVE OFFICER.

     Concurrently with the execution of this Agreement Master Franchisee agrees to designate a Chief Executive Officer, who shall be an Owner of Master Franchisee and approved by Franchisor, to act as the Chief Executive Officer of Master Franchisee. The Chief Executive Officer shall exert his full-time efforts to the franchising, development and operation of Restaurants and shall not engage in any other business or other activity, directly or indirectly, that requires any significant management responsibility or time commitments or that may otherwise conflict with Master Franchisee's obligations hereunder. The Chief Executive Officer shall attend and complete to Franchisor's satisfaction such training programs as Franchisor shall prescribe (which may be conducted in whole or in part at one (1) or more of the offices of Franchisor in the United States). If the relationship of the Chief Executive Officer with Master Franchisee terminates, or if the proposed Chief Executive Officer fails to satisfactorily complete such training programs, Master Franchisee agrees to promptly designate a replacement Chief Executive Officer approved by Franchisor, who shall satisfactorily complete such training programs. The Chief Executive Officer shall speak, read and write the English language fluently.

      6.2     OTHER MANAGEMENT PERSONNEL OF MASTER FRANCHISEE.

     Master Franchisee agrees to hire and maintain the number and level of management personnel required for: (i) the management and supervision of the grant of Franchises and Area Directorships; (ii) the development and operation of Restaurants within the Development Area and the conduct of the Pilot Restaurant in accordance with this Agreement. Master Franchisee shall keep Franchisor advised of the identities of such management personnel. Master Franchisee agrees that such personnel will be properly trained to perform their duties. Franchisor will from time to time make available training programs for such personnel at times and locations in the United States designated by Franchisor. Such management personnel shall speak, read and write the English language fluently.

     6.3     INSURANCE.

     Master Franchisee agrees to maintain insurance necessary to comply with all Legal Requirements concerning insurance and to maintain general liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in connection with the conduct of Master Franchisee's duties hereunder (including without limitation operation of the Pilot Restaurant by Master Franchisee's Affiliate). Master Franchisee shall also maintain in force other insurance of the types, in the amounts and with such terms and conditions as Franchisor may from time to time reasonably prescribe in the Operating Manual or otherwise. Such insurance shall be maintained under one
(1) or more policies of insurance containing minimum liability and types of coverages appropriate in the Development Area. Each insurance policy shall name Franchisor and its Affiliates that it designates as additional named insureds, shall contain a waiver of all subrogation rights against Franchisor, its Affiliates, and their successors and assigns, and shall provide for thirty (30) days' prior written notice to Franchisor of any material modification, cancellation, or expiration of such policy. Master Franchisee shall furnish to Franchisor annually a copy of the certificates of insurance or other evidence requested by Franchisor that such insurance coverage is in force. The maintenance of sufficient insurance coverage shall be the responsibility of Master Franchisee. Notwithstanding any other provision of this Agreement, Franchisor shall have no obligation to prescribe types or amounts of insurance coverage and shall have no obligation to indemnify Master Franchisee if it does not do so or if the types or amounts of insurance coverage prescribed by Franchisor are insufficient to fully cover a claim made against Master Franchisee.

     6.4     RECORDS AND REPORTS.

     Master Franchisee agrees to maintain and preserve at its principal office, full, complete and accurate records and reports pertaining to the development and operation of Restaurants and the performance by Master Franchisee of its obligations under this Agreement, including, but not limited to, records and information relating to: franchisee applications, inspection and supervisory reports relating to the operation of Restaurants and Area Directorships, copies of all Franchise Agreements and Area Director Agreements entered into by Master Franchisee, records reflecting the financial condition and performance of Master Franchisee, Area Directors and Franchisees, records of the receipts and expenditures of the Marketing Program (defined below) and such other records and reports as periodically may be prescribed by Franchisor. Franchisor and its agents shall have the right to inspect, audit and make copies or extracts of such records and reports and Master Franchisee agrees to fully cooperate with any such inspection or audit during regular hours. Franchisor shall have the right, at any time, during normal Restaurant hours, to inspect the premises of any Restaurant and the office of any Area Director for the purpose of monitoring compliance with Franchise Agreements and Area Director Agreements and Master Franchisee's compliance with the terms of this Agreement.

     In addition to the reports required in connection with the operation and franchising of Restaurant, Master Franchisee shall deliver to Franchisor in the form periodically prescribed by Franchisor the following:

     (a) a notice of Restaurant opening within five (5) days following the opening date of that Restaurant;

     (b) by the twentieth (20th) day of each month, a report of the Gross Sales for each Restaurant in the prior month, the number of Restaurants opened, closed and under development during the immediately preceding month;

     (c) within thirty (30) days of the end of each quarter of Master Franchisee's financial year, a profit and loss account for such quarter and a report disclosing Master Franchisee's net worth as of the end of such quarter, and performance of each Area Director;

     (d) within ninety (90) days after the end of Master Franchisee's financial year, a financial year-end balance sheet for Master Franchisee and a profit and loss account for such financial year reflecting all year-end adjustments, and a statement of changes in financial condition on a basis consistent with generally accepted accounting principles of the Development Area (or, at Franchisor's option in accordance with any recognized international accounting principles which may be adopted by appropriate standards-setting bodies during the Agreement Term);

     (e) not less than sixty (60) days prior to the end of each Development Period, a Restaurant development plan for the succeeding Development Period, including capital and operating budgets and plans for sales of Franchises, appointment of Area Directors and development of Restaurants;

     (f) within sixty (60) days following the end of each Development Period, an analysis of Master Franchisee's compliance with the development plans for the previous Development Period;

     (g) not less than sixty (60) days prior to the end of each financial year of Master Franchisee, a marketing plan and budget describing the proposed marketing activities and expenditures for the Marketing Program (hereinafter defined) for the succeeding financial year;

     (h) within sixty (60) days following the end of each financial year of Master Franchisee, a report of the receipts and disbursements of, and advertising, promotion, public relations, market research and other marketing programs and activities undertaken by, the Marketing Program during the preceding year; and

     (i) such other data, reports, information, financial statements and supporting records relating to Franchisees, Area Directors and Gross Sales of Restaurants as Franchisor periodically prescribes.

     Each such report and financial statement furnished by Master Franchisee shall be verified as correct and signed by Master Franchisee in the manner prescribed by Franchisor. Master Franchisee shall immediately report to Franchisor any events or developments which may have a significant or material adverse impact on the performance of Master Franchisee under this Agreement or the goodwill associated with the Marks and Restaurants.

     Master Franchisee shall also require each Franchisee to submit reports required by Franchisor from time to time, including those reports required by the Franchise Agreements.

     6.5     GOVERNMENTAL APPROVALS.

     Master Franchisee agrees to execute any and all instruments and documents, render such assistance, and otherwise cooperate with Franchisor, in order to obtain all governmental approvals necessary at any time during the Agreement Term, in the opinion of Franchisor's counsel, to comply with the Legal Requirements. At its option, Franchisor shall have the right to submit, or to require Master Franchisee to submit, this Agreement or either of the Form Agreements to any governmental entity or agency ("Agency") for registration or approval in the event Franchisor determines such registrations or approvals are necessary in order to comply with the Legal Requirements. If the Agency requires that any amendments be made to this Agreement or the Franchise Agreement as a condition to such approval or registration and such amendments are acceptable to Franchisor, Franchisor will deliver to Master Franchisee for execution an addendum to this Agreement or either or both of the Form Agreement, or other appropriate documents, to reflect such amendments. If Franchisor determines in good faith that the effect of any amendment required by the Agency as a condition to registration or approval will be materially detrimental to its interests, Franchisor may terminate this Agreement by delivering written notice thereof to Master Franchisee. If any governmental registration or approval is required before the parties may implement this Agreement, and if the Agency has not registered or approved this Agreement or the Franchise Agreement within one hundred eighty (180) days of the date of their submission to the Agency for such approval or registration, Franchisor may terminate this Agreement by delivering written notice thereof to Master Franchisee. In the event Franchisor terminates this Agreement for any of the reasons set forth in the immediately preceding sentence, provided that Master Franchisee has fully cooperated with Franchisor in the registration or approval process and Master Franchisee and its Owners have executed general releases, in form acceptable to Franchisor, releasing Franchisor and its Affiliates and their respective officers, directors, shareholders, employees and agents from any and all liability, Franchisor shall refund all amounts paid by Master Franchisee hereunder, less any expenses incurred by Franchisor in connection with the execution of this Agreement and the attempts to obtain governmental approval thereof.

     6.6     COMPLIANCE WITH LEGAL
             REQUIREMENTS/GOOD RESTAURANT PRACTICES.

     Master Franchisee and its Affiliates shall secure and maintain in force in their names all required licenses, permits, and certificates relating to Master Franchisee's obligations hereunder, including without limitation conduct of the Pilot Restaurant by Master Franchisee's Affiliate. Master Franchisee and its Affiliates shall at all times comply with Legal Requirements. All advertising by Master Franchisee, its Affiliates and Franchisees shall be completely factual and conform to high standards of ethical advertising. Master Franchisee, its Affiliates and Franchisees shall in all dealings with Franchisor, public officials and other third parties adhere to high standards of honesty, integrity, fair dealing and ethical conduct, and will refrain from any practice which may be injurious to the reputation of Franchisor or Master Franchisee and the goodwill associated with the Marks and QUIZNO'S Restaurants. Master Franchisee shall notify Franchisor within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of Master Franchisee, a Franchise, an Area Director or a Restaurant.

     6.7     SUPPLY ARRANGEMENTS.

     The Pilot Restaurant will be built using U.S. equipment suppliers designated by Franchisor. Master Franchisee shall establish and maintain supply arrangements on competitive terms and conditions for products and equipment to be sold by or used in the operation of QUIZNO'S Restaurants, and such arrangements shall be subject to Franchisor's prior written approval. Master Franchisee shall ensure that all such products and equipment comply with System Standards.

7.     INITIAL AND CONTINUING FEES.

     7.1     INITIAL FEES.

     Concurrently with the execution of this Agreement, Master Franchisee shall pay to Franchisor an Initial License Fee in the amount of US $______________. Master Franchisee acknowledges and agrees that the Initial License Fee represents payment for the initial grant of the rights to use the Marks and System, for Franchisor's foregone opportunity to use or license those rights and benefits granted to Master Franchisee hereunder, that Franchisor has earned the Initial License Fee upon receipt thereof and that the Initial License Fee is under no circumstances (except as specifically set forth herein) refundable to Master Franchisee after it is paid to Franchisor.

     7.2     INITIAL FRANCHISE AND AREA DIRECTOR FEES.

     Master Franchisee agrees to pay to Franchisor thirty percent (30%) of all initial franchise fees and all initial area director fees received by Master Franchisee under all Franchise Agreements and Area Director Agreements (including without limitation such agreements with Affiliates of Master Franchisee). Franchisor's portion of such fees shall be payable to Franchisor within five (5) business days of Master Franchisee's receipt of those fees and shall be fully earned by Franchisor upon payment, notwithstanding any subsequent decision by Master Franchisee to refund all or a portion of the initial franchise fee or area director fee.

     7.3     CONTINUING FEES.

     Master Franchisee agrees to pay to Franchisor a Continuing License Fee, equal to 30% (thirty percent) of all royalties and other recurring fees (but not advertising and marketing fees) received by Master Franchisee from Franchisees and Area Directors (including without limitation Affiliates of Master Franchisee). The Franchise Agreements will provide for payments of royalties and other amounts owed directly to Master Franchisee (on a weekly basis by electronic transfer in the case of royalty and other recurring fees). Although Franchisor may elect to cause Master Franchisee to terminate any Franchisee who fails to pay royalties and other fees when due, Master Franchisee shall be primarily responsible for ensuring payment and compliance with other terms of the Franchise Agreements for any Franchisee located within the Development Area. Master Franchisee shall pay the Continuing License Fee to Franchisor on the tenth (10th) day of each month (unless a holiday, in which case payment will be due the next business day) for royalties and other fees collected the previous month.

     7.4     INTEREST ON LATE PAYMENTS.

     All amounts which Master Franchisee owes to Franchisor or its Affiliates under this Agreement or any related agreement shall bear interest after the due date at the rate of one and one-half percent (1.5%) per month, unless such rate is higher than the highest legal rate permitted by applicable law, in which case, the rate payable shall be the highest legal rate permitted by law. Such interest shall be payable in the same currency as the principal debt on which interest accrues. Master Franchisee acknowledges that this Section 7.4 shall not constitute Franchisor's agreement to accept such payments after they are due or a commitment by Franchisor to extend credit to, or otherwise finance Master Franchisee or the Pilot Restaurant. Master Franchisee acknowledges that its failure to pay all such amounts when due shall constitute grounds for termination of this Agreement notwithstanding the provisions of this Section 7.4.

     7.5     WITHHOLDING TAXES.

     In the event that any amounts payable by Master Franchisee to Franchisor hereunder are subject to withholding or other taxes that Master Franchisee is required to deduct from such payments, Master Franchisee agrees to promptly deliver to Franchisor receipts of applicable governmental authorities for all such taxes withheld or paid. Master Franchisee shall be responsible for and shall indemnify and hold Franchisor and its Affiliates harmless against any penalties, interest and expenses incurred by or assessed against Franchisor or its Affiliates as a result of Master Franchisee's failure to withhold such taxes or to timely remit them to the appropriate taxing authority. Master Franchisee agrees to fully and promptly cooperate with Franchisor to provide such information and records as Franchisor may request in connection with any application by Franchisor to any taxing authority with respect to tax credits, exemptions or refunds available for any withholding or other taxes paid or payable by Master Franchisee. In the event Franchisor is required to refund to Master Franchisee any amounts paid hereunder, Franchisor shall not be required to refund that portion of those amounts which were withheld by Master Franchisee in order to comply with any applicable tax law unless and until Franchisor receives a refund of such amounts from the applicable government or agency thereof or utilizes a foreign tax credit which is directly attributable to such amounts on its United States federal income tax return which is accepted by the United States Treasury or with respect to which the period within which such credit may be reduced or disallowed has expired.

     7.6     CURRENCY OF PAYMENT.

     All payments by Master Franchisee to Franchisor under this Agreement shall be made in Dollars unless otherwise specified by Franchisor. All payments hereunder to be calculated in the currency of the Development Area and converted into Dollars for payment to Franchisor shall be converted at the spot currency rate announced by the New York Office of Citibank as of 10:00 a.m. New York time on the business day immediately preceding the date payment is transmitted provided, however, that in the event a payment is transmitted after the date payment is due, the currency exchange rate used shall be the rate as of the date payment was due or the rate as of the date the payment is transmitted, whichever rate produces the larger amount in the currency of payment. All payments made hereunder shall be made in full net of any bank charges by telegraphic or electronic transfer to a bank of Franchisor's choosing located in the United States or elsewhere, or, if Franchisor so elects, shall be deposited in a bank of Franchisor's choosing located within the Development Area.

     7.7     EXCHANGE CONTROLS.

     Master Franchisee shall use its best efforts to obtain any consents or authorizations which may be necessary in order to permit timely payments in Dollars of all amounts payable hereunder. If at any time, any legal restriction is imposed upon the purchase of Dollars or the transfer to or credit of a non-resident party with payments in Dollars, Master Franchisee shall notify Franchisor immediately. While such restrictions are in effect, Franchisor may require payment in any currency designated by Franchisor that is available to Master Franchisee or, at Franchisor's option, may require Master Franchisee to deposit all amounts due but unpaid as a result of such a restriction in any type of account, in any bank or institution in the Development Area designated by Franchisor. Franchisor shall be entitled to all interest earned on such deposits. Franchisor may also elect to receive payment in the form of products or services available to Master Franchisee or its Affiliates, the value of which will be based on the actual cost of such products or services to Master Franchisee or its Affiliates. If payment is made in products or services, Master Franchisee agrees to deliver such products or services to Franchisor or its designated agent or shipper within the Development Area.

     7.8     STAMP DUTIES.

     Master Franchisee shall within the time prescribed by applicable law, submit an executed copy of this Agreement to each governmental agency within the Development Area responsible for the assessment of any stamp duty or comparable duties or taxes for the purposes of assessing or obtaining an opinion as to the stamp duty payable on or in respect of this Agreement and Master Franchisee agrees to pay all stamp duties and comparable duties and taxes (including any penalties for late payment) assessed to be payable on or in respect of this Agreement.

8.     MARKETING.

     Master Franchisee agrees to (a) establish, maintain and administer a Franchisee funded marketing fund for the Development Area (the "Marketing Fund"); (b) require all Franchisees (including those which are Affiliates of Master Franchisee) to contribute to the Marketing Fund in accordance with the terms of their Franchise Agreements; (c) direct the creation and implementation of advertising, marketing and promotional programs for the Development Area; (d) adapt the marketing materials provided to the Marketing Fund by Franchisor for use in the Development Area; and (e) furnish each Franchisee with reasonable quantities of marketing, advertising and promotional materials without charge. Master Franchisee may purchase advertising materials developed by Franchisor from Franchisor's domestic Marketing and Promotion Fund. Master Franchisee agrees to make available to all Franchisees within ninety (90) days after the end of its financial year a report of the receipts and expenditures of and the advertising, promotion, public relations, market research and other marketing programs and activities of the Marketing Fund during the preceding financial year. If Master Franchisee receives any vendor rebates from sales of Products within the Development Area, Master Franchisee shall deposit the full amount of all rebates into the Marketing Fund. Other than vendor rebates disclosed to Franchisor, Master Franchisee will not negotiate for, receive or accept income of any sort in connection with sales from or to Franchisees or Area Directors.

     Franchisor shall make available for sale to Master Franchisee advertising and marketing materials developed for use in the U.S. The purchase price shall be reasonable and related to the materials expected usefulness in the Development Area.

9.     CONFIDENTIAL INFORMATION.

     Franchisor possesses (and will continue to develop and acquire) certain confidential and proprietary information ("Confidential Information") relating to the development, operation and franchising of QUIZNO'S Restaurants, including: the terms of this Agreement; franchisee selection criteria; plans and specifications for the development of QUIZNO'S Restaurants; recipes; training materials, programs and systems; methods, techniques, formats, specifications, standards, procedures, sales and marketing techniques, computer software programs, statistical data, and knowledge of and experience relating to the development and operation of QUIZNO'S Restaurants; marketing and advertising programs; knowledge of specifications for and suppliers of certain products, materials, supplies, equipment, fixtures, furnishings and services; and knowledge of operating results and financial performance of QUIZNO'S Restaurants. Franchisor will disclose certain Confidential Information to Master Franchisee and to certain employees of Master Franchisee in training programs, the Operating Manual and in guidance furnished to Master Franchisee and its employees during the Agreement Term.

     Master Franchisee acknowledges and agrees that neither Master Franchisee nor any employee or Affiliate of Master Franchisee will acquire any interest in the Confidential Information, other than the right to utilize the Confidential Information in performing its obligations hereunder and as disclosed to certain employees of Master Franchisee's Affiliate who are Franchisees during the Agreement Term, and that the use or duplication of any Confidential Information in any other restaurant operation would constitute an unfair method of competition. Master Franchisee further acknowledges and agrees that Confidential Information is proprietary, includes trade secrets of Franchisor, is not generally known or easily accessible and is important to Franchisor and its Affiliates and other master franchisees, area directors and franchisees of Franchisor. Consequently, Franchisor will disclose the Confidential Information to Master Franchisee solely on the condition that Master Franchisee and its Owners agree, and Master Franchisee and Owners do hereby agree, that Master Franchisee and the Restricted Persons during the term of this Agreement and subsequent to its expiration or termination: will not use Confidential Information in any other restaurant operation or capacity; will maintain the absolute confidentiality of Confidential Information; will not make unauthorized copies of any portion of Confidential Information; will adopt and implement all reasonable procedures that Franchisor prescribes from time to time to prevent unauthorized use or disclosure of Confidential Information, including without limitation restrictions on disclosure thereof to Franchisees, Restaurant personnel and others; and will impose all of the aforementioned restrictions and obligations on all Franchisees. Notwithstanding anything to the contrary contained in this Agreement, the restrictions on Master Franchisee's disclosure and use of Confidential Information will not apply to information that is or becomes generally known in the quick service restaurant industry other than through disclosure (whether deliberate or inadvertent) by Master Franchisee, an Area Director or a Franchisee, or to the disclosure of Confidential Information in judicial or administrative proceedings to the extent that Master Franchisee is legally compelled to disclose such information, provided Master Franchisee must have used its best efforts and afforded Franchisor the opportunity to obtain an appropriate protective order or other assurance satisfactory to Franchisor of confidential treatment for the information required to be disclosed.

10.     EXCLUSIVE RELATIONSHIP.

     Master Franchisee acknowledges and agrees that Franchisor would be unable to protect the Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among owners of QUIZNO'S Restaurants if master franchisees, area directors, franchisees and their management personnel were permitted to hold Ownership Interests in or perform services for Competitive Business. Master Franchisee further acknowledges that restrictions on the right of Master Franchisee and the Restricted Persons to hold Ownership Interests in or perform services for Competitive Business will not hinder their activities under this Agreement or otherwise. Franchisor has entered into this Agreement with Master Franchisee on the express condition that with respect to the operation of Submarine Sandwich Restaurants and other restaurants engaged in the production and sale of the Products, Master Franchisee and the Restricted Persons will deal exclusively with Franchisor. Master Franchisee therefore agrees that during the Agreement Term, Master Franchisee and Restricted Persons will not have any direct or indirect (through a Restricted Person or otherwise) Ownership Interest in any Competitive Business in the Development Area or elsewhere, perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for any Competitive Business or directly or indirectly employ or seek to employ any person who is employed by Franchisor, its Affiliates or by any other master franchisee, area director or franchisee of Franchisor, nor induce any such person to leave said employment without the prior written consent of such person's employer.

11.     INDEPENDENT CONTRACTORS/INDEMNIFICATION.

     11.1     INDEPENDENT CONTRACTORS.

     It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them, that Franchisor and Master Franchisee are and shall be independent contractors, and that nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner, or employee of the other for any purpose. Master Franchisee shall conspicuously identify itself in all dealings with others as a subfranchisor of Franchisor and shall conspicuously and prominently place such other notices of independent ownership on such forms, cards, stationery, and other materials as Franchisor may require from time to time.

     11.2     NO LIABILITY FOR ACTS OF OTHER PARTY.

     Master Franchisee shall not employ any of the Marks in signing any contract, application for any license or permit, or in a manner that may result in liability of Franchisor or its Affiliates for any indebtedness or obligation of Master Franchisee, nor will Master Franchisee use the Marks in any way not expressly authorized herein. Except as expressly authorized in writing, neither Franchisor nor Master Franchisee shall make any express or implied agreements, warranties, guarantees or representations, or incur any debt in the name of or on behalf of the other, or represent that their relationship is other than Franchisor and subfranchisor, and neither Franchisor nor Master Franchisee shall be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized in writing, nor shall Franchisor be obligated for any damages to any person or property directly or indirectly arising out of the development or operation of Restaurants including the Pilot Restaurant.

     11.3     TAXES.

     Franchisor shall have no liability for any sales, value added, use, service, stamp duty, occupation, excise, gross receipts, income, property, payroll or other taxes, whether levied upon this Agreement, Master Franchisee, one (1) or more Restaurants, Franchisees or Area Directors or Master Franchisee's property, or upon Franchisor, in connection with operations conducted by Master Franchisee (except any taxes that Franchisor is required by law to collect from Master Franchisee with respect to purchases from Franchisor or taxes described in Section 7.5). Payment of all such taxes shall be the responsibility of Master Franchisee.

     11.4     INDEMNIFICATION.

     Master Franchisee agrees to indemnify, defend and hold Franchisor, its Affiliates, and their respective shareholders, directors, officers, employees, agents, and their respective successors and assignees, harmless against and to reimburse them for all claims, causes of action, costs, expenses, loss, liability, damages or obligations arising from or relating to Master Franchisee's obligations pursuant to this Agreement, including without limitation obligations under this Section, any and all taxes described in
Section 11.3, the operation of the Pilot Restaurant, the direction and administration of the Marketing Fund, the operation of any Restaurant or Area Directorship, or the transfer of any interest in this Agreement, a Franchise Agreement, an Area Director Agreement, or an Ownership Interest in Master Franchisee, to the extent that such claims, causes of action, costs, expenses, loss, liability, damages or obligations do not arise from the negligence or wrongful conduct of Franchisor. For purposes of this indemnification, "claims" shall mean and include all obligations, actual and consequential damages, and costs incurred in the defense of any claim against Franchisor, including without limitation reasonable accountants', attorneys', attorney assistants', arbitrators' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses. Franchisor shall have the right to defend any such claim against it in such manner as Franchisor deems appropriate. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

12.     MARKS.

     12.1    GOODWILL AND OWNERSHIP OF THE MARKS.

     Master Franchisee acknowledges that Master Franchisee's right to use the Marks is derived solely from this Agreement and is limited to granting Franchises and Area Directorships in the Development Area in accordance with the terms hereof. Any unauthorized use of the Marks by Master Franchisee shall constitute a breach of this Agreement and an infringement of the rights of Franchisor in and to the Marks. Master Franchisee acknowledges and agrees that all usage of the Marks by Master Franchisee, Area Directors and Franchisees and any goodwill established by such use shall inure to the exclusive benefit of Franchisor and that this Agreement does not confer any goodwill or other interests in the Marks upon Master Franchisee, other than the right to grant Franchises and Area Directorships in compliance with this Agreement. All provisions of this Agreement applicable to the Marks shall apply to any other trademarks and commercial symbols hereafter authorized for use by and licensed to Master Franchisee by Franchisor. Master Franchisee agrees that neither Master Franchisee nor its Affiliates will use or attempt to register any other trademarks, service marks or other commercial symbol for use in connection with the development, operation or franchising of QUIZNO'S Restaurants. Master Franchisee covenants that it will not directly or indirectly, either alone or in conjunction with others, challenge or take any action to cause a challenge to the validity or ownership of the Marks or to obstruct the efforts of Franchisor or its Affiliates with respect to the registration thereof.

     12.2     LIMITATIONS ON MASTER FRANCHISEE'S USE OF THE MARKS.

     Master Franchisee shall not use the Marks as part of any corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form, nor may Master Franchisee use any Mark in connection with the performance or sale of any unauthorized services or products or in any other manner not expressly authorized in writing by Franchisor. All Marks shall be displayed in the manner prescribed by Franchisor.

     12.3     NOTIFICATION OF INFRINGEMENT AND CLAIMS.

     Master Franchisee shall immediately notify Franchisor of any apparent infringement of or challenge (actual or threatened) to Master Franchisee's or an Area Director's or a Franchisee's use of any Mark, or claim by any person of any rights in any Mark or a confusingly or deceptively similar trademark or service mark. Master Franchisee shall not communicate with any person other than its counsel, Franchisor and Franchisor's counsel with respect to any such infringement, challenge or claim. Franchisor shall have sole discretion to take such action as it deems appropriate in connection with any such infringement, challenge or claim, and the right to control any settlement, litigation, arbitration or administrative proceeding arising therefrom. Master Franchisee agrees to execute any and all instruments and documents, render such assistance, and take such action as may, in the opinion of Franchisor's counsel, be necessary or advisable to protect and maintain the interests of Franchisor in the Marks. Franchisor will reimburse Master Franchisee for the reasonable expenses incurred and paid by Master Franchisee in complying with the requirements imposed by this Section, so long as Master Franchisee has used the Marks in accordance with this Agreement.

     In the event that Franchisor elects not to take action with respect to any alleged infringement or challenge to a Mark, Master Franchisee may take such action and Franchisor shall cooperate with Master Franchisee in doing so, provided that Franchisor shall retain the ultimate authority to control and approve or disapprove the conduct and settlement of any action taken by Master Franchisee with respect to such infringement or challenge.

     12.4     DISCONTINUANCE OF USE OF MARKS.

     If it becomes advisable at any time in Franchisor's sole judgment for Master Franchisee and one (1) or more Area Directors or Franchisees to modify or discontinue use of any Mark or for Master Franchisee to use one or more additional or substitute trademarks or service marks, Master Franchisee agrees to immediately comply with and require such Area Directors and Franchisees to immediately comply with Franchisor's directions to modify or otherwise discontinue the use of such Mark, or use one or more additional or substitute trademarks, logos or commercial symbols. Franchisor will have no obligation to reimburse Master Franchisee or any Area Directors or Franchisees for any expenditures made by them to modify or discontinue the use of a Mark or to adopt substitutes for discontinued Marks, including, without limitation, any expenditures relating to advertising or promotional materials, and no obligation to reimburse Master Franchisee or Franchisees for any loss of goodwill of their Restaurants related to a discontinued Mark.

     12.5     REGISTERED USER AGREEMENTS.

     Master Franchisee shall at the request and expense of Franchisor do all acts and execute all documents necessary or desirable in Franchisor's opinion for establishing Master Franchisee as a user of the Marks hereunder and, where required, for the registration of Master Franchisee's permitted use with governmental agencies. Following such request, Master Franchisee shall not be entitled to exercise any of the rights granted by this Agreement until Master Franchisee has executed and delivered such documents to Franchisor. Any registered user agreement shall be in form and substance acceptable to Franchisor.

     12.6     MASTER FRANCHISEE'S TRADE NAME.

     Master Franchisee acknowledges that Franchisor has a prior and superior claim to the Marks and "QUIZNO'S" trade name. Franchisor grants Master Franchisee the right to use the trade name "QUIZNO'S" in the legal name of the entity used in conducting the Master Franchisee's business provided for in this Agreement. Master Franchisee agrees not to register or attempt to register any trade name using the word "QUIZNO'S" in Master Franchisee's name or in any other person or business entity name without the prior written consent of Franchisor. When this Agreement is terminated, Master Franchisee shall execute any assignment or other document Franchisor requires to transfer to the Franchisor any rights Master Franchisee may possess in a trade name utilizing "QUIZNO'S" or any other Mark owned by the Franchisor.

13.     TRANSFER.

     13.1     BY FRANCHISOR.

     This Agreement is fully transferable by Franchisor and shall inure to the benefit of any assignee or other legal successor to the interests of Franchisor herein. Master Franchisee acknowledges and agrees that Franchisor may assign or delegate any or all of its rights and obligations under this Agreement to an Affiliate or an unaffiliated third party. In the event Franchisor delegates or assigns any obligations as aforesaid, Franchisor may direct Master Franchisee to make payments due to Franchisor hereunder directly to the delegate or assignee.

     13.2     BY MASTER FRANCHISEE.

     Master Franchisee understands and acknowledges that the rights and duties created by this Agreement are personal to Master Franchisee and the Owners and that Franchisor has entered into this Agreement in reliance upon the individual or collective character, skill, aptitude, attitude, business ability and financial capacity of Master Franchisee and the Owners. Therefore, neither this Agreement, a Controlling Interest in Master Franchisee, nor any Area Director Agreement or Franchise Agreement may be transferred, in a single transfer or a series of transfers, without the prior written approval of Franchisor, which may be withheld in Franchisor's sole discretion. Any such transfer without such approval shall constitute a breach hereof and shall convey no rights to or interests in this Agreement, and Area Director Agreement or any Franchise Agreement. Master Franchisee agrees to reimburse Franchisor for all reasonable expenses incurred by Franchisor in evaluating and approving a proposed transfer. As used in this Agreement, the term "transfer" shall include, without limitation, whether voluntary or involuntary, direct or indirect: an assignment, sale, gift or pledge; the grant of a mortgage, charge, lien or security interest including, without limitation, the grant of a collateral assignment; a merger or consolidation, or issuance of additional Ownership Interests or redemption of Ownership Interests; a sale of voting interests or of securities convertible to voting interests, or an agreement granting the right to exercise, or control the exercise, of voting rights of any holder of an Ownership Interest; and a transfer that occurs as a result of divorce, insolvency, corporate or partnership dissolution, or upon death, by will, intestate succession or by declaration of, or transfer to, a trust.

     13.3     FRANCHISOR'S RIGHT OF FIRST REFUSAL.

     If Master Franchisee or an Owner shall at any time determine to sell or transfer an interest in this Agreement, the assets of Master Franchisee (other than in the ordinary course of business), one (1) or more Area Director Agreements, one (1) or more Franchise Agreements or a Controlling Interest in Master Franchisee, Master Franchisee or the Owners, as applicable, agree to obtain a bona fide, executed written offer and earnest money deposit in the amount of five percent (5%) or more of the offering price from a qualified, responsible and fully disclosed purchaser and a true and complete copy of the offer and any proposed ancillary agreements shall immediately be submitted to Franchisor. The offer must apply only to this Agreement, the assets of Master Franchisee, the Area Director Agreement(s), the Franchise Agreement(s) or an Ownership Interest in Master Franchisee and may not include the purchase of any other property or rights. Franchisor or its designee shall have the right, exercisable by written notice delivered to Master Franchisee or the Owners within thirty (30) days from the date of delivery of an exact copy of such offer to Franchisor, to purchase such interests for the price and on the terms and conditions contained in such offer, provided that Franchisor may substitute cash or marketable securities of equal value for any form of payment proposed in such offer. Franchisor's credit shall be deemed equal to the credit of any proposed purchaser. Franchisor shall have not less than ninety (90) days to prepare for closing. If Franchisor does not exercise its right of first refusal, Master Franchisee or the Owners may complete the sale to such purchaser pursuant to and on the exact terms of such offer, subject to Franchisor's approval of the transfer as provided in this Section, provided that if the sale to such purchaser is not completed within one hundred twenty (120) days after delivery of such offer to Franchisor, or there is a material change in the terms of the sale, Franchisor shall have an additional right of first refusal for thirty (30) days on the terms and conditions applicable to the initial right of first refusal, except that Franchisor shall have the option to substitute any of the modified terms of purchase for those contained in the original offer.

     13.4     DEATH OF MASTER FRANCHISEE.

     Upon the death of an Owner of Master Franchisee, the executor, administrator, conservator, or other personal representative of such Owner shall, within a reasonable time from the date of death, transfer the deceased Owner's interest in this Agreement, Master Franchisee, or the assets of Master Franchisee, to such deceased Owner's heirs or legatees, provided the transferees are approved by Franchisor, in accordance with this Section. If the Owner's heirs or legatees cannot meet the conditions of this Agreement, the Owner's personal representative shall transfer the Owner's interest to a third party in accordance with the provisions of this Section.

14.     TERMINATION OF AGREEMENT.

     14.1     BY MASTER FRANCHISEE.

     If Master Franchisee is in substantial compliance with this Agreement and Franchisor materially breaches this Agreement, Master Franchisee may terminate this Agreement effective sixty (60) days after delivery of written notice of termination if Master Franchisee gives written notice of such breach to Franchisor and Franchisor does not cure such breach within sixty (60) days after delivery of notice of such breach, or if such breach cannot reasonably be cured within sixty (60) days after delivery of notice of such breach, does not undertake within sixty (60) days after delivery of such notice, and continue until completion, reasonable efforts to cure such breach. Any termination of this Agreement by Master Franchisee other than as provided in Section 14.1 shall be deemed a termination by Master Franchisee without cause.

     14.2     BY FRANCHISOR.

     Franchisor may at its option terminate the Agreement Term or the Development Term, effective upon the delivery of written notice of termination to Master Franchisee or, if applicable, upon Master Franchisee's failure to cure a breach of this Agreement before the expiration of any period of time within which such breach may be cured in accordance with the provisions set forth below, if: (i) Master Franchisee fails to satisfy the Development Quota for two consecutive Development Periods or an aggregate of four (4) Development Periods;
(ii) Franchisor elects to terminate this Agreement as provided in Section 6.5;
(iii) Master Franchisee or an Owner makes an assignment or transfer in violation of this Agreement; (iv) Master Franchisee or an Owner of a Controlling Interest in Master Franchisee is convicted by a trial court of, or pleads guilty to, a crime or offense that may adversely affect the goodwill associated with the Marks or the reputation of QUIZNO'S Restaurants, or engages in conduct that adversely affects the reputation of Franchisor or the goodwill associated with the Marks; (v) Master Franchisee or an Owner applies for trademark or service mark registration of any of the Marks anywhere in the world, or makes any unauthorized use of the Marks or an unauthorized use or disclosure of the Confidential Information; (vi) Master Franchisee becomes insolvent in the sense that Master Franchisee is unable to pay its bills as they become due or the liabilities of Master Franchisee exceed its assets; (vii) Master Franchisee makes an assignment for the benefit of creditors or an admission of its inability to pay its obligations as they become due; (viii) Master Franchisee files a voluntary petition in bankruptcy, files any pleading seeking any reorganization, liquidation or dissolution under any law, admits or fails to contest the material allegations of any such pleading filed against it, or is adjudicated a bankrupt or insolvent; (ix) a receiver, trustee, liquidator or other person acting in a comparable capacity is appointed for a substantial part of the assets of Master Franchisee; (x) the claims of creditors of Master Franchisee or its Owners are abated or subject to a moratorium under any law;
(xi) a Restricted Person violates the restrictions set forth in Section 9 or
Section 10; (xii) Master Franchisee fails to pay any amount when due hereunder to Franchisor and fails to correct such failure within ten (10) days after written notice thereof; or (xiii) Master Franchisee fails to comply with any other provision of this Agreement and does not correct such failure within sixty
(60) days after written notice of such failure or, if or if such breach cannot reasonably be cured within sixty (60) days after delivery of notice of such breach, does not undertake within sixty (60) days after delivery of such notice, and continue until completion, reasonable efforts to cure such breach.

15.     RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION.

     15.1     MARKS.

     Except with respect to any ongoing obligations of Master Franchisee under
Section 15.3, Master Franchisee and the Owners agree that after the termination of this Agreement or expiration of the Agreement Term, they: (i) will not directly or indirectly identify Master Franchisee as a current or former Master Franchisee of, or as otherwise associated with, Franchisor; (ii) will not use any Mark, or any trade name, trademark or commercial symbol that is deceptively similar to any Mark, in any manner or for any purpose; (iii) will not use any trade name, trademark or commercial symbol that suggests or indicates a connection or association with Franchisor; (iv) will remove all signs containing any Mark and return to Franchisor or destroy all forms and materials containing any Mark; and (v) will return to Franchisor all copies of the Operating Manual and any other confidential materials which have been loaned or made available by Franchisor pursuant to this Agreement.

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     15.2     COVENANT NOT TO COMPETE.

     Upon termination of this Agreement or upon expiration of the Agreement Term, for a period of two (2) years commencing on the effective date of such termination or expiration, Master Franchisee and the Restricted Persons agree they will not: (i) have any direct or indirect (through a Restricted Person or otherwise) Ownership Interest in any Competitive Business located or operating within the Development Area, or within any other Development Area in which QUIZNO'S Restaurants are then under development or in operation; (ii) perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for any Competitive Business located or operating within the Development Area or within any other Development Area in which QUIZNO'S Restaurants are then under development or in operation; or (iii) directly or indirectly employ or seek to employ, any person who is employed by Franchisor, its Affiliates or by any other master franchisee, area director or franchisee of Franchisor or its Affiliates, nor induce nor attempt to induce any such person to leave said employment without prior written consent of Franchisor and such person's employer.

     15.3     AREA DIRECTOR AND FRANCHISE AGREEMENTS.

     Unless Master Franchisee has extended the Development Term pursuant to
Section 3.4, upon expiration or termination of the Development Term, Master Franchisee shall no longer have Development Rights hereunder but shall be entitled to collect commissions on royalties from Restaurants open in the Development Area on the date of termination or expiration for the remainder of the term remaining under the applicable Franchise Agreement provided that Master Franchisee continues to provide required services as franchisor therefor.

     In addition to, and not in lieu of, the rights of Franchisor and the obligations of Master Franchisee under this Section, if this Agreement terminates or expires (including termination or expiration of the Development
Term), Master Franchisee agrees to assign to Franchisor or its designee, at the option of Franchisor: (i) all of its rights and obligations under those Area Director Agreements designated by Franchisor, and (ii) in consideration of the payment provided in this Section, all of its rights and obligations under those Franchise Agreements designated by Franchisor. Franchisor may exercise its right to assignment of any Franchise Agreement at any time after termination of the Agreement Term or the Development Term until the expiration or termination of that Franchise Agreement (including any renewal terms). If Franchisor exercises the option provided for in this Section, it shall have ninety (90) days from the date of the notice exercising such option to designate the Franchise Agreement(s) to be assigned and prepare for closing. The payment to be made for each Franchise Agreement assigned shall be an amount equal to one third (0.3333) of the royalty (but not advertising) fees actually paid by the Franchisee pursuant to that Franchise Agreement during the five (5) year period commencing with the effective date of assignment. Such payments shall be made to Master Franchisee on or before thirty (30) days following the end of each calendar quarter. Franchisor may deduct from the payments due to Master Franchisee pursuant to this Section any amount then due and owing to Franchisor or its Affiliates under this Agreement. If Franchisor terminates the Agreement Term or the Development Term for cause (other than failure to meet the Development Quota) or if Master Franchisee terminates this Agreement without cause, Master Franchisee shall not be entitled to the foregoing payment for any assigned Franchise Agreement. Master Franchisee shall not be entitled to receive, or obligated to make, further payments (except as provided in this Section 15.3) of royalties or other amounts from Franchise Agreements or to Area Director Agreements assigned to Franchisor, provided that such assignment will not limit Master Franchisee's indemnification obligations for claims arising from facts that occur prior to the assignment date. The Form Agreements shall set forth Franchisor's right to assignment as provided in this Section. The Area Director Agreements and Franchise Agreements transferred, as designated by Franchisor, shall be assigned free and clear of any liens, charges and encumbrances.

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     15.4     CONTINUING OBLIGATIONS.

     All obligations of Franchisor and Master Franchisee which expressly or by their nature survive the termination of this Agreement or the expiration of the Agreement Term shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

16.     ENFORCEMENT.

     16.1     INFORMAL DISPUTE RESOLUTION.

     Prior to filing any proceeding, except as provided in Section 16.2 concerning temporary restraining orders and injunctive relief, the party intending to file such a proceeding shall be required to notify the other party in writing of the existence and the nature of the dispute. Franchisor and Master Franchisee each agree that within fifteen (15) business days of the other party's receipt of such notice, the Chief Executive, Chief Operating Officer or other senior executive officer of both Franchisor and Master Franchisee shall meet in Denver, Colorado, U.S.A., for a minimum of two (2) eight (8) hour days in order to attempt to resolve the dispute amicably. If such informal dispute resolution attempts prove to be unsuccessful, the notifying party may initiate a proceeding as described in Section 16.2.

     16.2     FORMAL DISPUTE RESOLUTION.

     If the parties are unable to resolve any dispute informally under Section 16.1, any party may commence a proceeding pursuant to the terms and limitations set forth in this Section 16. All controversies, disputes or claims arising between Franchisor, its Affiliates, and their respective officers, directors, shareholders, partners, agents, employees and attorneys (in their representative capacity) and Master Franchisee (and its Owners and the guarantors of this Agreement) arising out of or related to the relationship of the parties, this Agreement or any provision hereof, any Area Director Agreement or Franchise Agreement or any related agreement, the validity of this Agreement or any provision hereof or any System Standard relating to the establishment or operation of QUIZNO'S Restaurants (collectively, "Claims") shall be commenced in the District Court for the City & County of Denver, Colorado, U.S.A., or the United States District Court for the District of Colorado, U.S.A., or any other state or federal court in the district where Franchisor then has its principal office. The parties have negotiated regarding a forum in which to resolve any disputes that may arise between them and have agreed to select a forum in order to promote stability in their relationship. Therefore, the parties waive any objection they may have to the personal jurisdiction of or venue in such courts. The parties further agree that in connection with any such proceeding, any party shall submit or file any Claim that would constitute a compulsory counterclaim (as defined by Rule 13 of the United States Federal Rules of Civil Procedure or its successor Rule) within the same proceeding as the Claim to which it relates. Any such Claim which is not submitted or filed as described above shall be barred. Notwithstanding anything to the contrary contained in this Section, Master Franchisee and Franchisor each have the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction. The provisions of this Section are intended to benefit and bind certain third party non-signatories and will continue in full force and effect subsequent to and notwithstanding the expiration of the Agreement Term or the termination of this Agreement.

     Master Franchisee, its Affiliates and the Owners agree not to bring any Claim asserting that any of the Marks are generic or otherwise invalid. Master Franchisee, its Affiliates and the Owners agree that their sole recourse for Claims arising between the parties shall be against Franchisor or its successors and assigns, and further agree that the shareholders, directors, officers, employees and agents of Franchisor and its Affiliates (other than Master Franchisee) shall not be personally liable nor named as a party in any action arising from a Claim. The parties agree that any proceeding will be conducted on an individual, not a class-wide, basis, and that a proceeding involving a Claim may not be consolidated with any other proceeding between Franchisor and any other person or entity. No previous course of dealing shall be admissible to explain, modify or contradict the terms of this Agreement. No implied covenant of good faith and fair dealing shall be used to alter the express terms of this Agreement.

     16.3     SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS.

     All provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions shall be enforced to the extent valid and enforceable. To the extent that the exclusive dealing provisions of Section 10 or the post-termination restrictive covenant set forth in Section 15.2 is deemed unenforceable by virtue of its scope in terms of geographic area, activity prohibited or length of time, but may be made enforceable by reductions of any of them, Master Franchisee and Franchisor agree that same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of this Agreement than is required hereunder or the taking of some other action not required hereunder, or if under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any specification, standard or operating procedure prescribed by Franchisor is invalid or unenforceable, the prior notice or other action required by such law or rule shall be substituted for the comparable requirements hereof, and Franchisor shall have the right, in its sole discretion, to modify such invalid or unenforceable provision, specification, standard or operating procedure to the extent required to be valid and enforceable. Such modifications to this Agreement shall be effective only in such jurisdiction and shall be enforced as originally made and entered into in all other jurisdictions.

     16.4     WAIVER OF OBLIGATIONS.

     Franchisor and Master Franchisee may by written instrument unilaterally waive any obligation of or restriction upon the other under this Agreement. No acceptance by Franchisor of any payment by Master Franchisee or any other person or entity and no failure, refusal or neglect of Franchisor or Master Franchisee to exercise any right under this Agreement or to insist upon full compliance by the other with its obligations hereunder shall constitute a waiver of any provision of this Agreement. Franchisor makes no warranties or guarantees upon which Master Franchisee may rely, and assumes no liability or obligation to Master Franchisee, by granting any waiver, approval, or consent to Master Franchisee, or by reason of any neglect, delay, or denial of any request therefor. Any waiver granted by Franchisor shall be without prejudice to any other rights Franchisor may have, will be subject to continuing review by Franchisor, and may be revoked, in Franchisor's sole discretion, at any time and for any reason, effective upon delivery to Master Franchisee of ten (10) days' prior written notice. Franchisor and Master Franchisee shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal, or neglect of Franchisor or Master Franchisee to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any System Standard; any waiver, forbearance, delay, failure, or omission by Franchisor to exercise any right, power, or option, whether of the same, similar or different nature, with respect to any QUIZNO'S Restaurants or any franchise agreement therefor; or the acceptance by Franchisor of any payment from Master Franchisee after any breach of this Agreement.

     16.5     RIGHTS OF PARTIES ARE CUMULATIVE.

     The rights of Franchisor and Master Franchisee hereunder are cumulative and no exercise or enforcement by Franchisor or Master Franchisee of any right or remedy hereunder shall preclude the exercise or enforcement by Franchisor or Master Franchisee of any other right or remedy hereunder or which Franchisor or Master Franchisee is entitled by law to enforce.

     16.6     WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL.

     Franchisor and Master Franchisee hereby waive to the fullest extent permitted by law, any right to or claim for any punitive, exemplary or special damages against the other and agree that in the event of a dispute between them, except as otherwise provided herein, each shall be limited to the recovery of any actual damages sustained by it (provided that this limitation shall not apply to statutory penalties such as those set forth in 15 U.S.C. ' 1117(a)). Franchisor and Master Franchisee irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either of them. The parties acknowledge that the parties' waiver of jury trial rights provides the parties with the mutual benefit of uniform interpretation of this Agreement and any dispute arising out of this Agreement or out of the parties' relationship created by this Agreement, and further acknowledge the receipt and sufficiency of mutual consideration for such benefit.

     16.7     LIMITATION OF CLAIMS.

     Except with regard to Master Franchisee's obligations to pay to Franchisor Restaurant Opening Fees, Continuing Fees and other payments due Franchisor and its Affiliates pursuant to this Agreement, any and all Claims arising out of or relating to this Agreement or the relationship of Master Franchisee and Franchisor shall be barred unless a proceeding is commenced within one (1) year from the date Franchisor or Master Franchisee knew or, exercising reasonable diligence should have known, of the facts giving rise to such Claims, or the period of time in which Claims must be brought under applicable law, whichever is less, or such Claim shall be barred. The parties understand that such time limit may be shorter than otherwise allowed by law.

     16.8     COSTS AND LEGAL FEES.

     If Franchisor or Master Franchisee is required to enforce this Agreement in a proceeding, the party prevailing in such proceeding shall be reimbursed by the other party for its costs and expenses, including without limitation reasonable attorneys' fees (for attorneys and legal assistants), accountants' fees, and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If Franchisor is required to engage legal counsel in connection with any failure by Master Franchisee to comply with this Agreement, Master Franchisee shall reimburse Franchisor for any of the above-listed costs and expenses incurred by it.

     16.9     GOVERNING LAW/CONSENT TO JURISDICTION.

     Master Franchisee and Franchisor agree that, except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Section 1051 et seq.) or other federal law, this Agreement and the relationship of the parties shall be governed by the internal laws of the State of Colorado, U.S.A. except that its choice of law and conflict of law rules shall not apply and any franchise registration, disclosure, relationship or similar statute which may be adopted by the State of Colorado shall not apply unless its jurisdictional requirements are met independently without reference to this Section. Franchisor may file an action seeking an order pursuant to Section 16.2 or to enforce any judgment or order in any such court or in any court located in the Development Area. Master Franchisee irrevocably submits to the jurisdiction of such courts and waives any objection it may have to either the jurisdiction or venue of such courts.

     16.10     NO RIGHT TO SET-OFF.

     Master Franchisee shall not be allowed to set off amounts owed to Franchisor hereunder against any monies owed to or claimed by Master Franchisee, which right of set off is hereby expressly waived by Master Franchisee.

17.     REPRESENTATIONS OF MASTER FRANCHISEE.

     Master Franchisee represents and warrants that it has induced Franchisor to enter into this Agreement based on the following representations and warranties made to Franchisor. The following representations and warranties shall survive termination of this Agreement.

     (a) Master Franchisee understands and acknowledges that Franchisor has made no promise or guarantee, express or implied, that Master Franchisee will be able to comply with any applicable laws and regulations concerning the sale of franchises in the Development Area throughout the entire term hereof, but Master Franchisee agrees to use best efforts to comply with the same.

     (b) Franchisor has made no representations or statements of actual, average, projected or forecasted sales, profits or earnings to Master Franchisee upon which Master Franchisee has in any way relied upon in entering into this Agreement, except as may be set forth in Franchisor's Uniform Franchise Offering Circular.

     (c) Master Franchisee acknowledges that it has read this Agreement and understands and accepts the terms contained in this Agreement as being reasonably necessary to maintain Franchisor's high standards of quality and service and the uniformity of those standards and thereby to protect and preserve the goodwill of the Marks and the integrity of the System. Master Franchisee acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that, like any other business, the nature of this business may evolve and change over time, that the investment involves business risks and that the success of the venture is largely dependent upon Master Franchisee's business abilities and efforts. Master Franchisee further represents to Franchisor, as an inducement to its entry into this Agreement, that Master Franchisee has made no misrepresentations in obtaining the license granted pursuant to this Agreement.

18.     MISCELLANEOUS PROVISIONS.

     18.1     BINDING EFFECT.

     This Agreement is binding upon the parties and their respective executors, administrators, heirs, assigns and successors in interest, and shall not be modified except by written agreement signed by both Master Franchisee and Franchisor.

     18.2     CONSTRUCTION.

     The preambles and exhibits are a part of this Agreement, which constitutes the entire agreement of the parties, and, except for Area Director Agreements and Franchise Agreements, there are no other oral or written understandings or agreements between Franchisor and Master Franchisee relating to the subject matter of this Agreement. The headings of the several sections and subsections hereof are for convenience only and do not define, limit or construe the contents of such sections or subsections. The term "Master Franchisee" as used herein is applicable to one or more persons, a corporation or a partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine. If two or more persons are at any time Master Franchisee hereunder, whether or not as partners or joint venturers, their obligations and liabilities to Franchisor shall be joint and several. This Agreement may be executed in multiple copies, each of which shall be deemed an original.

     18.3     GOVERNING LANGUAGE.

     This Agreement and the Operating Manual originally will be written in the English language, and all questions of interpretation of this Agreement or the Operating Manual shall be resolved by reference to the same as written in English.

     18.4     NOTICES, REPORTS AND PAYMENTS.

     All written notices, reports and payments permitted or required to be delivered by the provisions of this Agreement or of the Operating Manual shall be deemed so delivered at the time delivered by hand, five (5) business days after being placed in the hands of a commercial courier service for express delivery or ten (10) days after placement with a government mail service by Registered or Certified Mail (or the equivalent), Return Receipt Requested, postage prepaid. All such notices, reports and payments shall be addressed to the parties as follows:

           If to Franchisor:   The Quizno's Corporation
                               1415 Larimer Street
                               Denver, Colorado 80202
                               Attention:  Legal Department

           If to Master        ___________________________________
           Franchisee:         ___________________________________
                               ___________________________________
                               ___________________________________


A change by any party with respect to the address for delivery of all such notices and reports must be delivered in writing to the other party within ten
(10) business days of any such change in address. Any required payment or report not actually received by Franchisor during regular hours on the date due (or postmarked by government postal authorities at least two (2) days prior thereto) will be deemed delinquent. For purposes of this Agreement, the term "business day" shall exclude Saturdays, Sundays and official holidays.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement in multiple counterparts in _______, _______ on the day and year first above written.


THE QUIZNO'S CORPORATION                     _____________________________
                                             Master Franchisee (Print Name)


By:_________________________        By:_________________________

Name:_______________________        Name:_______________________

Title:______________________        Title:______________________

                                     JOINDER


     In consideration of, and as a condition to, the grant by Franchisor to Master Franchisee of the master franchise rights set forth in this Agreement, the undersigned Owners (on behalf of themselves and the Restricted Persons) hereby agree to be personally bound by the provisions of this Agreement applicable to them.



                                     OWNERS


______________________________      ___________________________
Name:                               Name:

______________________________      ___________________________
Name:                               Name:

                                    EXHIBIT A

                        TO THE MASTER FRANCHISE AGREEMENT
                     BY AND BETWEEN THE QUIZNO'S CORPORATION
                                      AND
                            DATED ___________________


                                DEVELOPMENT AREA


      The Development Area referred to in Section 2 of the captioned agreement shall consist of .


THE QUIZNO'S CORPORATION             _____________________
                                     Master Franchisee


By:_________________________         By:______________________

Name:_______________________         Name:____________________

Title:______________________         Title:___________________

                                    EXHIBIT B
                        TO THE MASTER FRANCHISE AGREEMENT
                                 BY AND BETWEEN
                            THE QUIZNO'S CORPORATION
                              AND ________________
                            DATED __________________

                                DEVELOPMENT QUOTA


                                                   Cumulative
                                                   Number of
                                                    QUIZNO'S
                                                  Restaurants to
                                                  be Open and in
                 Date                            Operation in the
              Development                        Development Area
Development     Period        Date Development    ("Development
 Period       Commences        Period Ends            Quota")
--------------------------------------------------------------------

First          January 1,      December 31,

Second         January 1,      December 31,

Third          January 1,      December 31,

Fourth         January 1,      December 31,

Fifth          January 1,      December 31,

Sixth          January 1,      December 31,

Seventh        January 1,      December 31,

Eighth         January 1,      December 31,

Ninth          January 1,      December 31,

Tenth          January 1,      December 31,


THE QUIZNO'S CORPORATION             ___________________________
                                     Master Franchisee


By:_________________________         By:________________________

Name:_______________________         Name:______________________

Title:______________________         Title:_____________________

                                    EXHIBIT C

                        TO THE MASTER FRANCHISE AGREEMENT
                                 BY AND BETWEEN
                            THE QUIZNO'S CORPORATION
                           AND ______________________
                            DATED __________________

                                      MARKS

As of the date of this Agreement, Master Franchisee shall be authorized to use the following Marks in connection with the franchising of QUIZNO'S Restaurants pursuant to this Agreement, all of which are registered on the Principal Register of the United States Patent and Trademark Office:



                           Application  Application
                                or          or
                           Registration Registration
  Country      Trademark      Number       Date        Status         Classes
-----------  -------------- ---------- ------------- ------------ -------------
Australia      Quizno's      App. #     30 March
                             789815     1999            Pending    30, 32, 42

               Quizno's Subs
Australia      Oven Baked    App. #     30 March                   30, 32, 42
               Classics      789814     1999            Pending

Canada         Quizno's                 6 February                 No
                             Reg. #     1998            Registered classification
                             489496                                in Canada

               Quizno's Subs
Canada         Oven Baked    App. #                                No
               Classics      not yet                    Pending    classification
               (and design)  available                             in Canada

Europe-CTM     Quizno's      App. #     28 January
                             1057223    1999            Pending    42

               Quizno's Subs
Europe-CTM     Oven Baked               28 January
               Classics      App. #     1999            Pending    42
                             1057264

Great          Quizno's      Reg. #     18 August
Britain                      1576926    1995            Registered 42

               Quizno's Subs
Great          Oven Baked
Britain        Classics      App #                                 30, 32, 42
               (and design)  2197852

Japan          Quizno's      Reg. #     21 May
                             4275508    1999            Registered 42

               Quizno's Subs
Japan          Oven Baked
               Classics      App. #     1 March         Pending    42
               (and design)  17745/99   1999

Mexico         Quizno's      Reg. #     30 August
                             502259     1995            Registered 42

Puerto         Quizno's                 23 September
Rico                         None       1997            Pending    42

Singapore      Quizno's                 12 September
                             Reg. #     1994            Registered 42
                             6014/94

South          Quizno's                 11 January
Korea                        Reg. #     1996            Registered 42
                             29994


                                    EXHIBIT D

                        TO THE MASTER FRANCHISE AGREEMENT
                                 BY AND BETWEEN
                            THE QUIZNO'S CORPORATION
                              AND ________________
                            DATED __________________

                               OWNERSHIP INTERESTS

     Master Franchisee represents and warrants that it is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, is qualified to do business in all jurisdictions in which its business activities or the nature of properties owned by Master Franchisee requires such qualification, and has the corporate or other authority to execute, deliver and carry out all of the terms of this Agreement.

     Master Franchisee further represents and warrants that all Owners and their interests in Master Franchisee are completely and accurately listed on this Exhibit D and agree that Master Franchisee will execute such revised versions of Exhibit D as may be necessary during the term of this Agreement to reflect any changes in the information contained in original Exhibit D.

     1. Ownership Structure. If MASTER FRANCHISEE is a company or other entity (including a partnership or an entity having limited liability), MASTER FRANCHISEE and its Owners represent and warrant that the ownership structure of MASTER FRANCHISEE is as follows:

                             Class of    Number of Units     Percentage of
                            Ownership     of Ownership     Total Ownership
Name of Owner               Interest        Interests         Interests
---------------        ----------------- --------------- --------------------

There  are  no  other  authorized  classes  of  Ownership  Interests  of  MASTER
FRANCHISEE.

                               OWNERS


______________________________      _______________________________
Name:                               Name:

______________________________      _______________________________
Name:                               Name:

                     GUARANTY AND ASSUMPTION OF OBLIGATIONS
                      UNDER THE MASTER FRANCHISE AGREEMENT
                          DATED ______________________,
                                     BETWEEN
                            THE QUIZNO'S CORPORATION
                                       AND


     In consideration of, and as an inducement and a condition to, the execution of that certain MASTER FRANCHISE AGREEMENT of even date herewith (the "Agreement") between THE QUIZNO'S CORPORATION ("Franchisor") and ("Master Franchisee"), each of the undersigned hereby personally and unconditionally: (1) guarantees to Franchisor, and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that Master Franchisee shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and (2) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement, both monetary obligations, including without limitation, the obligations to pay costs and legal fees as provided in the Agreement, and the obligation to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities, including without limitation the provisions of the Agreement relating to competitive activities.

     Each of the undersigned waives: (1) acceptance and notice of acceptance by Franchisor of the foregoing undertakings; (2) notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed; (3) protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed; (4) any right he may have to require that an action be brought against Master Franchisee or any other person as a condition of liability; (5) all rights to payments and claims for reimbursement or subrogation which any of the undersigned may have against Master Franchisee arising as a result of the execution of and performance under this guaranty by the undersigned; and (6) any and all other notices and legal or equitable defenses to which he may be entitled.

     Each of the undersigned consents and agrees that: (1) his direct and immediate liability under this guaranty shall be joint and several not only with Master Franchisee, but also among the undersigned; (2) he shall render any payment or performance required under the Agreement upon demand if Master Franchisee fails or refuses punctually to do so; (3) such liability shall not be contingent or conditioned upon pursuit by Franchisor of any remedies against Master Franchisee or any other person; (4) such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which Franchisor may from time to time grant to Master Franchisee or to any other person, including without limitation the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable throughout the term of the Agreement and for so long thereafter as there are any monies or obligations owing by Master Franchisee to Franchisor under the Agreement; and (5) the written acknowledgment of Master Franchisee, accepted in writing by Franchisor, or the judgement of any court of competent jurisdiction establishing the amount due from Master Franchisee shall be conclusive and binding on the undersigned as guarantors.

     If Franchisor is required to assert a claim for amounts owed by Master Franchisee to Franchisor hereunder, or if Franchisor is required to enforce this Guaranty and Assumption of Obligations, Franchisor shall be entitled to reimbursement of its costs and expenses, including but not limited to, reasonable accountants', attorneys' attorney assistants', arbitrators' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If Franchisor is required to engage legal counsel in connection with any failure by the undersigned to comply with this guaranty, the undersigned shall reimburse Franchisor for any of the above-listed costs and expenses incurred by it.

     This Guaranty and Assumption of Obligations shall be governed by the internal laws of the State of Colorado, U.S.A., except that its choice of law and conflict of law rules shall not apply.

     IN WITNESS WHEREOF, each of the undersigned has hereunto affixed his signature on the same day and year as the Agreement was executed.

                               OWNERS


______________________________      ___________________________
Name:                               Name:

______________________________      ___________________________
Name:                               Name: